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                                                        EXHIBIT (10) LL. (iii)


                              UJB FINANCIAL CORP.

                               BOARD OF DIRECTORS

                            Meeting of June 20, 1990

                                 -------------

                                Amendment No. 1

                                     to the

                             1987 Stock Option Plan

        WHEREAS, the Board has been advised that it is desirable and in the best interests of the Corporation that the 1987 Stock Option Plan (the "1987 Plan") be amended so as to permit optionees who exercise options under the 1987 Plan to satisfy the estimated tax liabilities arising therefrom with shares of UJB Common Stock either by having the Corporation withhold shares from those the optionee would otherwise receive pursuant to the option exercise or by tendering shares already owned; provided, however, that such amendment do no more than cause the 1987 Plan to parallel with respect tot his right the provisions providing for same in the Corporation's 1990 Stock Option Plan.

        NOW, THEREFORE, BE IT:

        RESOLVED, that Article XVII of the 1987 Plan be amended in its entirety to read as follows:

        XVII.  WITHHOLDING TAXES

                The Company may require an employee exercising a Right or a Non-Qualified Option granted hereunder, or disposing of Shares acquired pursuant to the exercise of an Incentive Option in a disqualifying disposition (within the meaning of Section 421(b) of the Code), to reimburse the corporation that employs such employee for any taxes required by any government to be withheld or otherwise deducted and paid by such corporation in respect of the issuance or disposition of Shares. In lieu thereof, the corporation that employs such employee shall have the right to withhold the amount of such taxes from any other sums due or to become due from such corporation to the employee upon such terms and conditions as the Board of Directors or the Committee, as the case may be, shall prescribe. At any time that the Company or a Subsidiary becomes subject to a withholding obligation under applicable law with respect to the exercise of a Right for
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        Shares or the exercise of a Non-Qualified Option except as set forth below, an employee may elect to satisfy, in whole or in part, the employee's related personal tax liabilities (an "Election") by (i) directing the Company or the Subsidiary to withhold from Shares issuable in the related exercise either a specified number of Shares or Shares having a specified value in each case with a value not in excess of such tax liabilities, (ii) tendering Shares previously issued pursuant to an exercise or other shares of the Company's common stock owned by the employee or (iii) combining either or both of the foregoing options in any fashion. An Election shall be irrevocable.
        The withheld Shares and other shares tendered in payment shall be valued at their fair market value on the date that the withholding obligation arises (the "Tax Date"). The Committee may disapprove of any Election, suspend or terminate the right to make Elections or provide that the right to Make Elections shall not apply to particular grants, Shares or exercises. If an employee is a person subject to
        Section 16 of the Exchange Act then (1) any Election by such employee must be made (i) at least six months prior to the relevant Tax Date or
        (ii) on or prior to the relevant Tax Date and during a period that begins on the third business day following the date of release for publication of the Company's quarterly or annual summary statements of sales and earnings and that ends on the twelfth business day following the date of release for publication of the Company's quarterly or annual summary statements of sales and earnings and that ends on the twelfth business day following such date and (2) the Election may not be made with respect to an exercise, or the withholding obligation arising thereon, if the relevant Right or Non-Qualified Option was granted six months or less prior to the date of Election. The Committee may impose any other conditions or restrictions on the right to make an Election as it shall deem appropriate.